UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2009

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In October 2008, Cytokinetics, Incorporated (the "Company") accepted an offer of settlement with UBS AG relating to certain auction rate securities ("ARS") marketed and sold by UBS AG and its affiliates. The offering, the settlement agreements, and the respective rights and obligations of the parties (collectively, the "Settlement") are described in a prospectus issued by UBS AG dated October 7, 2008, SEC File No. 333-153882 (the Prospectus"). Pursuant to the Settlement, UBS AG has issued to the Company Series C-2 Auction Rate Securities Rights (the "Rights"), which provide the Company the right to receive the par value of its ARS, i.e., the liquidation preference of the ARS plus accrued but unpaid interest. Pursuant to the Rights, the Company may require UBS to purchase its ARS at par value at any time between June 30, 2010 and July 2, 2012. As of November 30, 2008, the par value of the Company’s auction rate securities was $20.0 million and the market value of those securities according to UBS was approximately $16.6 million.

In connection with the Settlement, the Company has entered into a loan agreement with UBS Bank USA and UBS Financial Services Inc. (the "Credit Line"), and on January 5, 2009 borrowed approximately $12.4 million under the Credit Line, with the Company’s ARS held in accounts with UBS and its affiliates as collateral. The Company has drawn down the full amount available under the Credit Line. The amount of interest the Company will pay under the Credit Line is intended to equal the amount of interest the Company would otherwise receive with respect to the Company’s auction rate securities. The borrowings under the Credit Line are payable upon demand. However, UBS Financial Services Inc. or its affiliates will provide to the Company alternative financing on terms and conditions substantially the same as those under the Credit Line unless the demand right was exercised as a result of certain specified events or the customer relationship between UBS and the Company is terminated for cause by UBS. Pursuant to the Prospectus, if such alternative financing cannot be established, then a UBS affiliate will purchase the pledged ARS at par value. Proceeds of sales of the Company’s ARS will first be applied to repayment of the Credit Line with the balance, if any, for the Company’s account.

This report contains forward-looking statements relating to UBS’ and its affiliates’ performance which are based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these statements as a result of many factors, including that UBS may not have adequate financial resources to fulfill its obligations under the Settlement or UBS and its affiliates may otherwise fail to fulfill their obligations under the Settlement and the Credit Line, and such additional risk factors as are discussed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008. The Company assumes no obligation to update any such forward-looking statements after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

January 7, 2009	By:	Sharon Barbari

Name: Sharon Barbari
Title: Senior Vice President, Finance and Chief Financial Officer